EXHIBIT 22.1

                    SUPERMARKETS GENERAL HOLDINGS CORPORATION

                              List of Subsidiaries

             Name                            State of Incorporation
             ----                            ----------------------

      AAL Realty Corp.........................   New York
      Bridge Stuart, Inc......................   New York
      Bucks Stuart, Inc.......................   Pennsylvania
      Chefmark, Inc...........................   Delaware
      Eatontown Stuart, Inc...................   New Jersey
      GAW Properties Corp.....................   New Jersey
      Jersey Stuart, Inc......................   New Jersey
      Madison Stuart Corporation..............   New Jersey
      Pathmark Risk Management Corporation....   New Jersey
      Pathmark Stores, Inc....................   Delaware
      Pauls Trucking Corp.....................   New Jersey
      Pennsylvania Stuart, Inc................   Pennsylvania
      Plainbridge, Inc........................   Delaware
      PTK Holdings, Inc.......................   Delaware
      Upper Darby Stuart, LLC.................   Delaware
      Lancaster Pike Stuart, LLC..............   Delaware
      East Brunswick Stuart, LLC..............   Delaware
      Glenolden Stuart, LLC...................   Delaware